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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


          THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of June 7, 1997, is entered into between UNIVERSAL INTERNATIONAL, INC. (the "Lender") and ODDS-N-ENDS, INC. (the "Borrower").

                                   WITNESSETH:

          WHEREAS, Lender and Borrower entered into that certain Loan and Security Agreement dated as of February 28, 1995, as amended (the "Existing Loan Agreements") to provide credit to Borrower for the purchase of inventory;

          WHEREAS, as evidence of its obligations to Lender, Borrower executed and delivered to Lender that certain Revolving Note dated February 28, 1995 in the original principal amount of $2,000,000 (the "Existing Note"), which was amended to $5,000,000 by an Allonge dated July 30, 1996;

          WHEREAS, the Borrower and the Lender desire to enter into this Agreement to amend and restate the terms of the Existing Loan Agreements and the Existing Note.

          NOW, THEREFORE, for and in consideration of loans, advances or other extensions of credit made or to be made to the Borrower by the Lender, and for other good and valuable consideration, the parties hereto agree as follows:


                                    SECTION 1

                          DEFINITIONS AND INTERPRETATION

          1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such means being applicable to both the singular and plural forms):

          "Agreement" shall mean this Amended and Restated Loan and Security Agreement, as it may be amended, modified, supplemented, assigned, restated or replaced from time to time.

          "Collateral" shall mean all property or rights in which security interest is granted hereunder.

          "Default" shall mean: (1) the occurrence of any "Event of Default" or similar occurrence under the Revolving Note; or (2) nonpayment, when due or demanded (if under a demand instrument) of any amount of the Liabilities, or any amount payable to the Lender by Borrower.


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          "Liabilities" shall mean all obligations of the Borrower under the
Revolving Note, under this agreement, or for indemnity as the result of Lender's guaranty of Borrower's obligations, and all other obligations of the Borrower to the Lender, its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due.

          1.2 TERMS DEFINED IN UNIFORM COMMERCIAL CODE. "Account," "Account Debtor," Chattel paper," "Document" "Equipment," "Fixtures," "General Intangibles," "Instrument," "Investment Property", "Inventory," and "Proceeds" shall have the meaning set forth in the Minnesota Uniform Commercial Code, PROVIDED, that if any additional goods, property or rights shall be included in such terms under Section 2 hereof, such terms shall be construed to include such additional goods, property or rights.


                                    SECTION 2

              AMENDMENT AND RESTATEMENT OF EXISTING LOAN AGREEMENTS

          Section 2.1. AMOUNT OF EXISTING INDEBTEDNESS; AGREEMENT TO AMEND AND RESTATE.

          (a) The Borrower hereby acknowledges and agrees that, as of the date hereof, the outstanding principal balance of, and accrued interest on, the Existing Note is approximately $6 million.

          (b) The Lender and the Borrower agree to amend and restate the terms and conditions of the revolving credit facility existing under, and the obligations owing to the Lender under, the Existing Loan Agreements, including without limitation, the obligations owing under the Existing Note, on the terms and conditions set forth herein.

          Section 2.2 EXISTING AGREEMENTS. The Lender and the Borrower agree that this Agreement shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Loan Agreements and the Existing Note.

          Section 2.3. NO NOVATION. THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SOLELY TO AMEND AND RESTATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING DOCUMENTS. THE PARTIES DO NOT INTEND THIS AGREEMENT, NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OR WAIVE OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH ANY OF THE EXISTING DOCUMENTS.
FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT, NOR THE TRANSACTIONS

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CONTEMPLATED HEREBY, TO AFFECT OR IMPAIR THE PRIORITY OF THE SECURITY INTEREST
IN ANY OF THE COLLATERAL IN ANY WAY.

                                    SECTION 3

                                TERMS OF LENDING

          3.1 THE REVOLVING NOTE. Borrower shall execute a revolving note (the "Revolving Note") in the form attached hereto as EXHIBIT A in the principal sum of Ten Million Dollars ($10,000,000) representing the outstanding balance of the current obligation of Borrower to Lender and further advances of credit for the purpose of inventory, fixtures, tenant improvements and operating expenses to be made by Lender in the future.

          3.2 ADVANCES DISCRETIONARY. All further advances of credit from Lender to Borrower under the Existing Note shall be at the discretion of the Lender. Lender shall have no obligation to advance further credit at any time, whether or not Borrower is in Default under this Agreement.

          3.3 PAYMENTS TO LENDER. Upon written notice to Borrower whether or not a Default exists or on demand, Lender shall have the option to require that all cash received by Borrower be turned over to Lender for application on the Existing Note.

                                    SECTION 4

                           GRANT OF SECURITY INTEREST

          4.1 GRANT OF SECURITY INTEREST. As security for the payment of all Liabilities, the Borrower hereby assigns to the Lender, and grant to the Lender, a continuing first priority security interest in, the following whether now owned or hereafter arising or acquired:

          4.1.1 Accounts, including all other rights and interests (including all liens and security interests) that the Borrower may at time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor;

          4.1.2 Equipment and fixtures, including all accessories, parts and other property at any time affixed thereto or used in connection therewith and all substitutions and replacements thereof;

          4.1.3 Inventory, including goods that are returned, repossessed, stopped in transit or which otherwise come into the possession of the Borrower;


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          4.1.4     General Intangibles, including real estate leases,
     inventions, designs, patents, patent applications, design patents, design patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, rights to indemnification and rights under warranties;

          4.1.5     Chattel Paper, Instrument and Documents;

          4.1.6 Goods, instruments, documents of chattel paper that are in the possession or control of, or in transit to, the Lender or any agent or bailee for the Lender for any reason and all interest on, dividends and distributions and other rights in connection with such property, and any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of or in the name of the Borrower now or hereafter with the Lender;

          4.1.7 Books, correspondence, credit files, records, invoices, manuals, service records and programs, other papers and documents, computer records, runs, software, systems, procedures, disks, tapes and other storage media relating to any of the Collateral, including any of the foregoing in the possession or control of any service, consultant, or outside vendor;

          4.1.8 Proceeds, including all policies, claims to payment under, and proceeds of any and all insurance policies and letters of credit payable to the Borrower, or on behalf of the Borrower's property whether or not such policies are issued to or owned by the Borrower and whether or not the Lender is named as loss payee or additional insured, including any credit insurance.

                                    SECTION 5

                              DEFAULT AND REMEDIES

          Whenever a Default shall be existing:

          5.1 LIABILITIES DUE AND PAYABLE. All of the Liabilities may at the option of the Lender without any showing of cause, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable.

          5.2 USE AND SALE OF COLLATERAL. The Lender may, to the fullest extent permitted by applicable law, without notice, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and sell or remove such Collateral; (b) use or license, on an exclusive or non-exclusive basis, any General Intangibles throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine, without compensation to the Borrower; (c) sell any or all of the


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Collateral, free of all rights and claims of the Borrower therein and thereto; and (d) bid for and purchase any or all of such Collateral at any such sale.

          5.3 USE OF PREMISES. Borrower grants to Lender a license to take temporary possession of any premises upon which the Collateral is located for the purpose of conducting a sale of Collateral. Such sale may be identified as a "Going Out of Business Sale." This license shall not impair or affect Lender's security interest in Borrower's leases or Lender's right to foreclose on such leases. By exercising rights under this license, Lender assumes no liability for Borrower's obligations under any lease of the premises.

          5.4 OTHER RIGHTS. The Lender may exercise from time to time any other rights and remedies available to it under any agreement and under all applicable laws.

          5.5 NOTICE TO COAST. Lender shall provide to Coast Business Credit written notice of the default and Lender's intention regarding exercise of its remedies.

                                    SECTION 6

                               GENERAL PROVISIONS

          6.1 REIMBURSEMENT OF EXPENSES. The Borrower shall reimburse the Lender upon demand for all costs and expenses, including reasonable fees of attorneys for the Lender and legal expenses, incurred by the Lender in seeking to collect or enforce any rights under the Collateral and its rights hereunder and, in case of Default, in seeking to collect the Liabilities, including expenses of any repairs to any realty or other property to which any of the Equipment may be affixed or be a part.

          6.2 REMEDIES CUMULATIVE. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the lender at law or in equity.

          6.3 TERMINATION OF AGREEMENT. Unless sooner terminated by the Lender, this Agreement shall terminate when all Liabilities shall have been paid in full and Lender has given notice of termination to Borrower. This Agreement shall continue notwithstanding that there may be, from time to time, no outstanding loans or extensions of credit from the Lender to the Borrower.

          6.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, its successors and assigns and shall inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns.

          6.5 CHOICE OF LAW. This Agreement has been delivered at Minneapolis, Minnesota, and shall be construed in accordance with any governed by the laws of the State of Minnesota.


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          6.6  SEVERANCE.  Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



                                   UNIVERSAL INTERNATIONAL, INC.

                                   By:    /s/ Mark Ravich
                                       -------------------------------------
                                       Its: CEO
                                           --------------------------------




                                   ODDS-N-ENDS, INC.


                                   By:    /s/ Mark Ravich
                                       -------------------------------------
                                       Its: Chairman
                                           --------------------------------















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